CERTIFICATE OF

                    DESIGNATION

                         of

                 SERIES B PREFERRED

                      STOCK of

               VANGUARD AIRLINES, INC.

          ------------------------------------
           (Pursuant to Section 151 of the
          Delaware General Corporation Law)
          ------------------------------------

     Vanguard Airlines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation
Law by Unanimous Written Consent duly executed on December 14, 2000;

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, as amended, of the Company (the "Restated Certificate"), the Board of Directors hereby creates a series of Preferred Stock, par value $0.001 per share (the
"Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Section 1.  DESIGNATION AND AMOUNT.  The
shares of this series shall be designated as "Series B Preferred
Stock" (the "Series B Preferred") and the number of shares constituting the Series B Preferred shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors;
PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred.

          Section 2.  DIVIDEND PROVISIONS.  Subject
to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, the holder of each share of Series B Preferred shall be entitled to receive, out of funds legally available for the purpose, dividends at an annual rate of $5.75 per share, as adjusted to reflect stock dividends (except stock dividends paid with respect to Series B
Preferred), stock splits, combinations,
recapitalizations or the like after the date upon which shares of Series B Preferred were first issued
(the "Initial Series B Issue Date"), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holder of each share of Series B Preferred shall be entitled to receive the dividend prior and in preference to any declaration and payment of any dividend (payable other than in stock of this Company) on the Common
Stock.

          Section 3.  LIQUIDATION PREFERENCES.

          (a)  In the event of any liquidation,
dissolution or winding up of this Company, either voluntary or involuntary, and subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B
Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of any other series of Preferred Stock or the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $75.00 for each outstanding share of Series B Preferred (the
"Original Series B Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share, such amounts being adjusted to reflect stock dividends (except stock dividends paid with respect to Series B Preferred), stock splits, combinations, recapitalizations or the like after the Initial
Series B Issue Date. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the Company legally available for distribution to the holders of the Series B Preferred shall be distributed ratably among the holders of shares of Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b)  Upon the completion of the
distribution required by subsection (a) above and any other distribution which may be required with respect to other series of Preferred Stock which may from time to time come into existence, the remaining assets of the Company available for distribution to holders shall be distributed (i) among the holders of Series B Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series B
Preferred) and (ii) among the holders of Common Stock pro rata based on the number of shares of Common
Stock held by each.

          (c)  (i) For purposes of this Section 3, a
liquidation, dissolution or winding up of this Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company); or (B) a sale of all or substantially all of the assets of the Company.

               (ii)  In any of such events, if the
consideration received by the Company or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (A)  Securities not subject to
investment letter or other similar restrictions on free marketability covered by (B) below:

                         (1)  If traded on a
securities exchange or through the NASDAQ National or Small Cap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                         (2)  If actively traded over-
thecounter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                         (3)  If there is no active
public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Series B
Preferred.

                    (B)  The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1),
(2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of such Series B
Preferred.

               (iii)  In the event the requirements
of this subsection 3(c) are not complied with, this Company, shall forthwith either:

                    (A)  cause such closing to be
postponed until such time as the requirements of this
Section 3 have been complied with; or

                    (B)  Cancel such transaction, in
which event the rights, preferences and privileges of the holders of the Series B Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

               (iv)  The Company shall give each
holder of record of Series B Preferred written notice of such impending transaction not later than twenty
(20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.
The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred.

 Section 4.  REDEMPTION.  The Series B Preferred is
not redeemable.

     Section 5.  CONVERSION.  The holders of Series B
Preferred shall have conversion rights as follows
(the "Conversion Rights"):

     (a)  RIGHT TO CONVERT.

   (i) Each share of Series B Preferred shall be convertible at the option of the holder thereof at the office of this Company or any transfer agent for the Series B Preferred, into the number of fully paid and non-assessable shares of Common Stock as is determined by dividing $75.00 by the Conversion
Price, determined as hereinafter provided, in effect at the time of conversion. The initial Conversion
Price (the "Conversion Price") shall be $1.17. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. The number of shares of Common Stock into which a share of Series B
Preferred is convertible is hereinafter referred to as the "Conversion Rate".

     (b)  MECHANICS OF CONVERSION.   Before any
holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Series B Preferred, and shall give written notice to this Company at such office that he elects to convert the same, and shall state therein the name or names which he wishes the certificate or certificates for shares of Common Stock to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to each holder of Series B
Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B
Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c) FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Series B
Preferred. In lieu of the Company issuing any fractional shares to holders upon the conversion of the Series B Preferred, the Company shall pay to such holders an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

     (d)  ADJUSTMENT FOR DILUTIVE ISSUANCES.

          (i)  (A)  If this Company shall issue,
after the Initial Series B Issue Date to and including December 15, 2003, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion
Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion
Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock; provided, however that the Conversion Price shall not be adjusted to a price below $0.50 (as adjusted for stock dividends, stock splits, combinations, recapitalizations or like changes in the Company's capital structure).

               (B)  Except to the limited extent
provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion
Price in effect immediately prior to such adjustment.

               (C)  In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this Company for any underwriting or otherwise in connection with the issuance and sale thereof.
               (D)  In the case of the issuance of
the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               (E)  In the case of the issuance
(whether before, on or after the applicable purchase date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                    (1)  The shares of Common Stock
deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by this Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common
Stock covered thereby.

                    (2)  The shares of Common Stock
deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Company for any such securities and related options or rights
(excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections
5(d)(i)(C) and (d)(i)(D)).

                    (3)  In the event of any change
in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred, to the extent in any way affected by such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4)  Upon the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred, to the extent in any way affected by such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only those shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5)  The shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 5(d)(i)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 5(d)(i)(E)(3) or (4).

          (ii)  "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by this Company after the Initial Series B Issue Date other than:

               (A)  Common Stock issued pursuant to a
transaction described in subsection 5(e) hereof; or

               (B)  Shares of Common Stock issuable
or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this Company directly or pursuant to a stock option plan, employee stock purchase plan or other plan or agreement approved by the Board of Directors of this Company.

     (e) STOCK SPLITS AND DIVIDENDS. In the event this Company should at any time or from time to time after the Initial Series B Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock
Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred shall be appropriately decreased so that the number of shares of Common
Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 5(d)(i)(E).

     (f) COMBINATIONS. If the number of shares of Common Stock outstanding at any time after the Initial Series B Issue Date is decreased by a combination of the outstanding shares of Common
Stock, then, following the record date of such combination, the Conversion Price for the Series B
Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred shall be decreased in proportion to such decrease in outstanding shares.

     (g)  OTHER DISTRIBUTIONS.  In the event this
Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(e), then, in each such case for the purpose of this subsection
5(g), the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Company into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of this Company entitled to receive such distribution.

     (h) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series B
Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common
Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B
Preferred after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

     (i) NO IMPAIRMENT. This Company will not, by amendment of its Restated Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Section
5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B
Preferred against impairment.

     (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred pursuant to this Section 5, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series B
Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This
Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred.

     (k) NOTICES OF RECORD DATE. In the event of any taking by this Company of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this Company shall mail to each holder of Series B Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (l) RESERVATION OF STOCK. This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series B Preferred, this Company will take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (m)  NOTICES. Any notice required by the
provisions of this Section 5 to be given to the holders of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Company.

     Section 6.  VOTING RIGHTS.

 (a) The holder of each share of Series B Preferred shall have the right to one vote for each share of Common
Stock into which such Series B Preferred could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     (b) So long as shares of the Series B Preferred are outstanding, this Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of at least fifty percent (50%) of the then outstanding shares of the Series B Preferred Stock, voting together as a single class on an as-converted basis, (i) alter or change the rights, preferences, or privileges of the Series
B Preferred so as to affect adversely such series of Preferred Stock (ii) increase the authorized number of shares of Series B Preferred or (iii) create (by reclassification or otherwise) any new class or series of shares having any rights, preferences or privileges senior to or on a parity with the Series B
Preferred.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company this 14th day of December, 2000.

                              VANGUARD AIRLINES, INC.


                              By:  /s/Jeff S. Potter
                              -----------------------
                              Title:  CEO and President